                                                                   EXHIBIT 10.28

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.









                                      [*]
                                      ===

                                 DEED OF LEASE

                                      FOR

                                WAREHOUSE SPACE


_________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               TABLE OF CONTENTS

ARTICLE                                                                  PAGE
1.   DEFINITIONS.........................................................   1

2.   TERM................................................................   6

3.   CONDITION OF PREMISES...............................................   7

4.   RENT................................................................   8

5.   ADDITIONAL RENT.....................................................  10

6.   USE.................................................................  12

7.   CARE OF PREMISES....................................................  12

8.   ALTERATIONS BY TENANT...............................................  12

9.   EQUIPMENT...........................................................  13

10.  OWNERSHIP AND REMOVAL OF PROPERTY...................................  14

11.  LANDLORD'S ACCESS TO PREMISES.......................................  15

12.  SERVICES AND UTILITIES..............................................  15

13.  RULES AND REGULATIONS...............................................  17

14.  REPAIR OF DAMAGE CAUSED BY TENANT:  INDEMNIFICATION.................  17

15.  LIMITATION ON LANDLORD LIABILITY....................................  18

16.  FIRE AND OTHER CASUALTY.............................................  18

17.  TENANT INSURANCE....................................................  19

18.  CONDEMNATION........................................................  21

19.  DEFAULT.............................................................  21

20.  NO WAIVER...........................................................  26

21.  HOLDING OVER........................................................  26

22.  SUBORDINATION.......................................................  26

23.  ASSIGNMENT AND SUBLETTING....................................    27

24.  TRANSFER BY LANDLORD.........................................    29

25.  INABILITY TO PERFORM.........................................    29

26.  ESTOPPEL CERTIFICATES........................................    30

27.  COVENANT OF QUIET ENJOYMENT..................................    30

28.  WAIVER OF JURY TRIAL.........................................    30

29.  BROKERS......................................................    30

30.  CERTAIN RIGHTS RESERVED BY LANDLORD..........................    30

31.  NOTICES......................................................    31

32.  MISCELLANEOUS PROVISIONS.....................................    32
         A.  Benefit and Burden...................................    32
         B.  Governing Law........................................    32
         C.  No Partnership.......................................    32
         D.  Delegation by Landlord...............................    32
         E.  Tenant Responsibility for Agents.....................    32
         F.  Invalidity of Particular Provisions..................    32
         G.  Counterparts.........................................    32
         H.  Entire Agreement.....................................    33
         I.  Amendments...........................................    33
         J.  Mortgagee's Performance..............................    33
         K.  Limitation on Interest...............................    33
         L.  Remedies Cumulative..................................    33
         M.  Annual Financial Statements..........................    33

33.  LENDER APPROVAL..............................................    33

34.  PARKING......................................................    33

35.  SECURITY DEPOSIT.............................................    33

36.  HAZARDOUS MATERIALS..........................................    35

37.  RELOCATION OF TENANT.........................................    37

38.  MEMORANDUM OF LEASE..........................................    37

39.  ANTENNA LICENSE..............................................    37

40.  OPTIONS TO EXTEND............................................    39

41.  CROSS-DEFAULT............................................   40

SIGNATURES....................................................    1


Exhibit A - Premises Plan
Exhibit B - Declaration of Acceptance
Exhibit C - Cold Dark Shell Condition Specifications
Exhibit D-1 - Rules and Regulations
Exhibit D-2 - Declaration of Protective Covenants [*]
Exhibit E - Parking
Exhibit F - Description of the Land
Exhibit G - Special Tenant Requirements
Exhibit H - Tenant's Financial Statement
Exhibit I - Form of Memorandum of Lease
Exhibit J - Form of Nondisclosure Agreement
Exhibit K - Form of Escrow Agreement


_______________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      [*]
                                      ===

                                 DEED OF LEASE


          THIS DEED OF LEASE (the "Lease") is made and entered into this 1st day of July, 2000, by and between TRIZECHAHN [*] LLC, a Delaware limited liability company ("Landlord") and EQUINIX, INC., a Delaware corporation ("Tenant").

          In consideration of the Rent hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1. DEFINITIONS. Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this Section:

     A. Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, the Building or the Land, as defined below, including but not limited to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.

     B.   Building: The building located at [*] in Ashburn, Virginia, in the
                                            ===
Park (as hereinafter defined) in which the Premises are located. Except as expressly indicated otherwise, the term "Building" shall include all portions of said building, including but not limited to the Premises and the common areas of said building.

     C.   Consumer Price Index (Regular and Base): [Intentionally omitted.]

     D.   Default Rate: That rate of interest which is [*] percentage points
                                                       ===
above the annual rate of interest which is publicly announced by Bank of America or its successor entity, if applicable ("Bank of America"), from time to time as its "prime" rate of interest, irrespective of whether such rate is the lowest rate of interest charged by Bank of America to commercial borrowers. In the event that Bank of America ceases to announce such a prime rate of interest, Landlord, in Landlord's reasonable discretion, shall designate the prime rate of interest by another bank located in the Washington, D.C. metropolitan area, which shall be the prime rate of interest used to calculate the default rate.

     E. Fiscal Year: Each consecutive twelve (12) month period during the Term of this Lease that commences on January 1 and concludes on December 31 inclusive.

     F. Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived. "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.


______________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     G. Holidays: New Year's Day, Presidents' Day, Martin Luther King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day and any other holidays designated by an executive order of the President of the United States or by Act of Congress.

     H. Land: The real estate that supports the Building as more fully described on Exhibit F attached hereto and made a part hereof, and all associated easements.

     I. Park Common Areas: All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building or the Park and their agents, including, without limitation, roadways, entrances and exits, landscaped areas, open areas, park areas, exterior lighting, service drives, loading areas, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and parking facilities.

     J. Landlord's Work: All work to be performed by Landlord as set forth on Exhibit C attached hereto and made a part hereof.

     K. Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2.A. below.

     L. Lease Year: That period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Lease Commencement Date occurs, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as the "first Lease Year," and each of the following Lease Years shall similarly be numbered for identification purposes.

     M. Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Building or the Land, including mortgages related to both construction and permanent financing. "Mortgagees" shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.

     N. Park Common Area Maintenance Expenses: All costs and expenses incurred by Landlord during any Fiscal Year in owning, managing, operating and maintaining the Park Common Areas, as determined by Landlord in accordance with an accounting system established and regularly applied by Landlord. Such costs and expenses shall include, but not be limited to the cost of insurance for the Building and the Park; labor costs (including social security taxes and contributions and fringe benefits); charges under maintenance and service contracts (including but not limited to chillers, boilers, elevators, window and security services); the cost of water, gas, sanitary sewer, storm sewer, electricity, and other utilities to Park Common Areas; the cost of services to Park Common Areas and facilities and systems related thereto (including but not limited to, paving and parking areas, lighting and sound facilities, storm and sanitary drainage systems, utility conduits, systems and ducts, fire protection systems, sprinkler systems, security systems, Building signs, whether or not located on the Land, retaining walls, curbs, gutters, fences, sidewalks, canopies, steps, ramps, grass, trees and shrubbery), which services may include, among other things, ice and snow removal, lighting, cleaning, landscaping, gardening, sweeping, painting, and resurfacing; that portion of management fees which does not exceed three percent (3%) of the aggregate gross revenues received by Landlord from the Park from all sources; business taxes, license fees, public space and vault rentals and charges; assessments imposed by any association now or hereafter established to maintain the Park Common Areas (including, but not limited to, assessments imposed by any association with respect to the Park); and the cost of any equipment or services provided by Landlord in connection with the servicing, operation, maintenance repair and protection of the Park Common Areas and related exterior appurtenances (whether or not provided on the Lease Commencement Date). Park Common Area Maintenance Expenses shall include the cost of capital improvements made by Landlord to manage, operate or maintain the Park Common Areas together with any financing charges incurred in connection therewith, provided that such costs shall be amortized over the useful life of the improvements and only the portion attributable to the Fiscal Year shall be included in Park Common Area Maintenance Expenses for the Fiscal Year; further provided, that such expenditures shall be (a) limited to those replacements of Park components (other than buildings) with other Park components (other than buildings) which serve similar purposes and which are reasonably necessary to keep the Park in good repair, in Landlord's reasonable judgment, and which will not change the character of the Park, (b) improvements or Park components (other than buildings) added to the Park which in Landlord's reasonable judgment will increase the efficiency of the Park (i.e., are reasonably anticipated by Landlord to reduce Park Common Area Maintenance Expenses as they relate to the item which is the subject of the capital expenditure or to reduce the rate of increase in the Park Common Area Maintenance Expense which relates to the item which is the subject of the capital expenditure from what it otherwise may have been reasonably anticipated to be in the absence of such capital expenditure), and (c) improvements or replacements which are required to comply with the requirements of any laws, regulations or insurance or utility company requirements, except for conditions existing in violation thereof on the Lease Commencement Date. Common Area Maintenance Expenses shall not include (i) Real Estate Tax Expenses, (ii) payments of principal and interest on any Mortgages,
(iii) leasing commissions, (iv) costs of preparing, improving or altering any spaces in preparation for occupancy of any new or renewal tenant, (v) costs incurred by Landlord on account of utilities, char services or other services attributable to space occupied by any tenant of the Building, (vi) the cost of damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or of Landlord's agents and employees, (vii) any cost or expense incurred by reason of the remediation or clean-up of any contamination of the Building, the Land or the Park, or the soils or ground water underlying the Building, the Land or the Park, by hazardous materials or toxic substances to the extent that either (A) such contamination existed prior to the Lease Commencement Date and was not caused by Tenant or any of its employees, agents or contractors, or (B) such contamination arose on or after the Lease Commencement Date and was caused by any other tenant of the Park or by Landlord or any of its employees, agents or contractors, (viii) overhead costs and profit increment paid to subsidiaries or affiliates of Landlord for services on or for the Building, the Land or the Park, to the extent only that the cost of such services exceed the competitive costs of such services were they not so rendered by a subsidiary or affiliate of Landlord, (ix) any deductible on Landlord's insurance policy in excess of Fifty Thousand Dollars ($50,000.00), (x) the costs, including permit, license and inspection costs, incurred with respect to the construction of the Building,

(xi) the cost of any services provided to other tenants of the Park which are not made available to Tenant, (xii) legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building or the Park or associated with monetary disputes with tenants or other occupants of the Building or the Park or with the enforcement of any monetary provision of any lease or defense of Landlord's title to or interest in the Building or the Park or any part thereof, (xiii) except to the extent allocable to the Park, salaries of personnel to the extent that such personnel perform services other than in connection with the management, operation, repair or maintenance of the Building, the Land or the Park, and
(xiv) Landlord's general corporate overhead and general and administrative expenses not related to the Building, the Land or the Park.

     O. Park: That certain business park located in Ashburn, Virginia known as [*] which as of the date of this Lease contains approximately [*] rentable
===                                                           ===
square feet in six (6) buildings, known as [*] and [*], Ashburn, Virginia.
                                           ===

     P.   Premises: [*] square feet of rentable area on the first (1st) floor of
                    ===
the Building, including, but not limited to, the roof of the Building, as shown on the floor plan attached hereto as Exhibit A. However, the area and plan of the Premises may change in the event of the exercise of any option to expand or contract the Premises set forth in this Lease. The rentable area of the Premises has been determined in accordance with the Greater Washington Commercial Association of REALTORS7 Standard Method of Measurement dated June 13, 1995 (the "GWCAR Standard Method of Measurement"). Tenant shall have the option, exercisable by written notice to Landlord within thirty (30) days following the Lease Commencement Date, to verify the rentable area of the Premises by having the Premises remeasured by Tenant's architect in the manner provided for in the GWCAR Standard Method of Measurement (the "Tenant's Remeasurement"). If the rentable area of the Premises resulting from the Tenant's Remeasurement is within two percent (2%) of the rentable area of the Premises as stated above (the "Stated Area"), the rentable area of the Premises shall be equal to the Stated Area. If the Tenant's Remeasurement is not within two percent (2%) of the Stated Area, Landlord and Tenant shall negotiate in good faith for ten (10) days to attempt to reach agreement as to the rentable area of the Premises. If within such 10-day period the parties have not mutually agreed on the rentable area of the Premises, then within five (5) days following such 10-day period Landlord's architect and Tenant's architect shall jointly appoint a third architect. The third architect shall independently make his determination of the rentable area of the Premises within ten (10) days after his appointment. The highest and the lowest measurements among the three (3) architects shall be disregarded and the remaining determination shall be deemed to be the rentable area of the Premises. Each party shall pay for the cost of its architect and one-half of the cost of the third architect. In the event that Landlord's architect and Tenant's architect do not agree on a third architect within such 10-day period, the dispute shall be resolved by arbitration in accordance with the then prevailing Commercial Rules of the American Arbitration Association. For purposes of this
Section 1.P., an "architect" shall mean an architect certified by The American Institute of Architects and licensed or registered to practice architecture in the Commonwealth of Virginia.


__________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          If the rentable area of the Premises as determined above is not within two percent (2%) of the Stated Area, then within fifteen (15) days after final determination of the rentable area of the Premises, Landlord shall prepare, and Landlord and Tenant shall each promptly execute, an amendment to this Lease pursuant to which the Base Rent, Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses and any other affected provisions of this Lease are recalculated to reflect such increase or decrease in the rentable area of the Premises, which amendment shall be effective retroactive to the Lease Commencement Date.

     Q.   Premises' Standard Electrical Capacity: [Intentionally omitted.]

     R. Real Estate Tax Expenses: All taxes and assessments, general or special, ordinary or extraordinary, and foreseen or unforeseen, that are assessed, levied or imposed upon the Park, including, but not limited to, the Building and the Land, under any current or future taxation or assessment system or modification of, or supplement or substitute for, such system, whether or not based on or measured by the receipts or revenues from the Park (including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar taxes). Real Estate Tax Expenses also shall include all reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any such taxes, rates or assessments, including but not limited to legal fees, but shall not include any taxes on Tenant's Personal Property or other tenants' personal property, which taxes are the sole obligation of each tenant.

     S.   Rent:  All Base Rent and Additional Rent.

          (1) Base Rent: The amount payable by Tenant pursuant to Subsection 4.A. below.

          (2) Additional Rent: All sums of money payable by Tenant pursuant to this Lease other than Base Rent.

          (3) Monthly Rent: A monthly installment of Base Rent and Additional Rent, if any, which shall equal one-twelfth (1/12th) of Base Rent and Additional Rent then in effect.

     T. Tenant's Personal Property: All Alterations, equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission (other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which: (i) is removable without damage to the Premises, the Building and the Land, unless such damage is repaired by Tenant at its sole cost and expense, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise.

     U.   Tenant's Share:

          (1) Tenant's Share of Park Common Area Maintenance Expenses shall be that percentage of Park Common Area Maintenance Expenses which is equal to the number of square feet of rentable area in the Premises divided by the total number of square feet of rentable area in the Park ([*] on the Lease Commencement Date). As of the Lease Commencement Date, Tenant's Share of Park Common Area Maintenance Expenses shall be [*] percent ([*] %).

          (2) Tenant's Share of Real Estate Tax Expenses shall be that percentage of Real Estate Tax Expenses which is equal to the number of square feet of rentable area in the Premises divided by the total number of square feet of rentable area in the Park ([*] on the Lease Commencement Date). As of the Lease Commencement Date, Tenant's Share of Real Estate Tax Expenses shall be [*] percent ([*] %).

          (3) Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses shall change any time the number of square feet of rentable area leased hereunder by Tenant or the number of square feet of rentable area in the Park increases or decreases.

     V. Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord.

     W.   Work Agreement: [Intentionally omitted.]

2.   TERM.

     A. Term of Lease: The term of this Lease (the "Term") shall commence on a date (the "Lease Commencement Date"), as defined below, and shall terminate at midnight on May 31, 2010, or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the "Lease Expiration Date"). The Lease Commencement Date shall be the earlier of (a) that date on which Landlord notifies Tenant that the Premises is in "substantially complete" Cold Dark Shell Condition (as hereinafter defined), as certified by Landlord's architect based upon practices as are detailed by The American Institute of Architects, or (b) the date on which Tenant commences the construction or installation of any leasehold improvements in the Premises or stores any equipment in the Premises; provided, however, in the event that Tenant requests that Landlord perform Additional Tenant Work, as hereinafter defined, or if Landlord's delivery of the Premises to Tenant in "substantially complete" Cold Dark Shell Condition, as hereinafter defined, is delayed due to any Tenant Delay, as hereinafter defined, then the Lease Commencement Date shall be the earlier of (i) July 1, 2000 or
(ii) the date on which Landlord permits Tenant to commence the construction or installation of any leasehold improvements in the Premises or to store any equipment in the Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term. Landlord shall deliver the Premises to Tenant in "substantially complete" Cold Dark Shell Condition (as hereinafter defined), as certified by Landlord's architect based upon practices as are detailed by The American Institute of Architects.

          Landlord shall use reasonable efforts to substantially complete Landlord's Work on or before July 1, 2000. However, Landlord shall in no event be liable or subject to any claim
______________________
     *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

for failure to substantially complete Landlord's Work by such date or for delay or inability to deliver possession of the Premises to Tenant for any reason. Notwithstanding anything contained herein to the contrary, if Landlord shall be delayed in substantially completing Landlord's Work as a result of:

               (a) Tenant's failure to furnish to Landlord, on or before the dates reasonably requested by Landlord, the information, requirements and/or approvals for any work to be done hereunder;

               (b) Tenant's request for changes in any plans subsequent to March 20, 2000;

               (c) Tenant's failure to approve the plans, specifications or cost estimates for Additional Tenant Work (as hereinafter defined) or make any payment within the time required under Section 3 hereof;

               (d) Tenant's request for materials, finishes or installations other than Landlord's Park standard;

               (e) The result of Tenant's or its agents' or employees' acts, failure to act, or failure to act in a timely manner;

               (f) Landlord's provision for Tenant's contractor to commence Tenant's initial buildout of the Premises prior to completion of Landlord's Work pursuant to the Cold Dark Shell Specifications; or

               (g) Delays caused by coordination of Additional Tenant Work and delivery of the Cold Dark Shell Specifications (items set forth in clauses (a) through (g) of this sentence being referred to herein individually and collectively as "Tenant Delay");

then, solely for the purposes of determining the commencement date of Tenant's liability for Base Rent and other charges under this Lease, such Tenant Delay shall neither postpone the Lease Commencement Date nor the date of substantial completion by Landlord of the Premises.

     B. Declarations: If requested by Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.

     C. Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary, shall become effective on the date of final execution of this Lease.

3. CONDITION OF PREMISES. Landlord shall deliver the Premises to Tenant in a "Cold Dark Shell Condition", which shall be in accordance with the specifications set forth on Exhibit C (the "Cold Dark Shell Specifications"). Except as set forth in Exhibit C attached hereto, Landlord shall have no obligation to make any improvements or alterations to the Premises.

          If Tenant shall desire any work to be performed by Landlord in the Premises, other than Landlord's Work, that is, any work not contained in the Cold Dark Shell

Specifications ("Additional Tenant Work"), then (i) such Additional Tenant Work shall be subject to Landlord's sole and absolute discretion, (ii) Landlord shall cooperate with Tenant in order to obtain the approval of the [*] Owners Association, Inc. (the "[*] Association") with respect to Additional Tenant Work, if such approval is required pursuant to Section 8.A. hereof, and (iii) all Additional Tenant Work shall be performed at Tenant's sole cost and expense, including, but not limited to, the costs incurred by Landlord relating to attempts to obtain the approval of such Additional Tenant Work by the [*] Association, if any. Tenant shall pay the full amount of the costs thereof to Landlord, as Additional Rent hereunder, as follows: Not later than three (3) business days following Tenant's receipt from Landlord of written notice of the cost of the Additional Tenant Work (the "Additional Tenant Work Cost"), Tenant shall deposit in escrow with Commercial Settlements, Inc. ("CSI") the full amount of the Additional Tenant Work Cost as set forth in Landlord's notice. Such amount deposited in escrow, or such lesser amount as remains therein after disbursements therefrom, is hereinafter referred to as the "Additional Tenant Work Cost Escrow". At each time that a portion of the Additional Tenant Work has been substantially completed, Landlord shall have the right to request from Tenant that Tenant authorize the disbursement from the Additional Tenant Work Cost Escrow of such portion of the Additional Tenant Work Cost as is allocable to such portion of the Additional Tenant Work, which request shall be made in writing and accompanied by copies of the relevant disbursement request from the contractor(s) or supplier(s) requesting such disbursement. Within three (3) business days following receipt of Landlord's request for approval by Tenant of a disbursement from the Additional Tenant Work Cost Escrow, Tenant shall either notify Landlord of any objections thereto or approve such request in writing, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Tenant does not approve a disbursement request, CSI shall not disburse the funds to Landlord, and Tenant shall indemnify Landlord against, and hold Landlord harmless from, any and all losses, costs, damages, liabilities, claims of action and expenses (including, but not limited to, late charges, penalties, reasonable costs and reasonable attorneys' fees) incurred by Landlord as a result, direct or indirect, of Tenant's failure to timely approve a disbursement request. The Additional Tenant Work Cost Escrow shall be handled and disbursed in accordance with an Escrow Agreement by and among Tenant, Landlord and CSI in the form attached hereto as Exhibit K and made a part hereof.

4. RENT. From and after the Lease Commencement Date, Tenant shall pay to Landlord such Base Rent and Additional Rent as are set forth in this Section 4 and in Section 5 below.
______________________
     *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

A.   Base Rent:  Base Rent shall equal:  The following amounts:

             Monthly                         Base Rent            Base Rent
           Time Period                     Per Square Foot         Per Annum           Base Rent
--------------------------------------     ---------------    ----------------    ----------------
Lease Commencement Date-May 31, 2001           $[*]                  $[*]                $[*]
June 1, 2001-May 31, 2002                      $[*]                  $[*]                $[*]
June 1, 2002-May 31, 2003                      $[*]                  $[*]                $[*]
June 1, 2003-May 31, 2004                      $[*]                  $[*]                $[*]
June 1, 2004-May 31, 2005                      $[*]                  $[*]                $[*]
June 1, 2005-May 31, 2006                      $[*]                  $[*]                $[*]
June 1, 2006-May 31, 2007                      $[*]                  $[*]                $[*]
June 1, 2007-May 31, 2008                      $[*]                  $[*]                $[*]
June 1, 2008-May 31, 2009                      $[*]                  $[*]                $[*]
June 1, 2009-May 31, 2010                      $[*]                  $[*]                $[*]

Tenant shall pay Base Rent to Landlord in equal monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month during the Term, without notice, except that the first monthly installment of Base Rent shall be paid upon execution of this Lease. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall receive a credit equal to the Monthly Base Rent multiplied by the number of days in said calendar month prior to the Lease Commencement Date and divided by the number of days in such month, which credit shall be applied toward the installment of Monthly Base Rent next due hereunder. If the Lease Expiration Date occurs after the expiration of the last numbered Lease Year set forth above in this Section 4.A. for which an amount of Monthly Base Rent is specified, then Monthly Base Rent shall continue to be payable by Tenant at such rate for each month or portion of a month thereafter which is prior to the Lease Expiration Date.

     B. Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to TrizecHahn Centers, Inc. dba TrizecHahn [*] Corporate Management and delivered to TrizecHahn Centers,
Inc. dba TrizecHahn [*] Corporate Management at Bank of America, P.O. Box #631577, Baltimore, MD 21263-1577. Payments of Rent (other than in cash), if initially dishonored, shall not be considered rendered until ultimately honored as cash by Landlord's depository. Except as expressly set forth otherwise in this Lease, Tenant will pay all Rent to Landlord without demand, deduction, set-off or counter-claim.

     C. Late Fee: If Tenant fails to make any payment of Rent on or before the date when payment is due, then Tenant also shall pay to Landlord a late fee equal to [*] percent ([*] %) of the amount that is past due for each month or part thereof until such Rent is fully paid; provided, however, that, if, during each of the first three (3) Lease Years, Tenant has made all

______________________
     *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

payments of Rent on or before the date when such payments are due and payable hereunder, then, commencing on the first day of the fourth (4th) Lease Year and continuing for the remainder of the Term, in lieu of the foregoing, the late fee provided for in this Section 3.C. shall not be assessed unless Tenant fails to make full payment of Rent within five (5) days after the day on which such payment is due. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant's delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.

     D.   Arbitration: Any statement provided to Tenant by Landlord pursuant to
Section 5 below shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt thereof, Tenant notifies Landlord of the respects in which the statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in the jurisdiction in which the Premises are located, in accordance with the then current commercial rules of the American Arbitration Association. The costs of the arbitration shall be divided equally between Landlord and Tenant, except that each party shall bear the cost of its own legal fees, unless (i) the arbitration results in a determination that Landlord's statement contained a discrepancy of less than five percent (5%) in Landlord's favor, in which event Tenant shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees, or (ii) the arbitration results in a determination that Landlord's statement contained a discrepancy of at least five percent (5%) in Landlord's favor, in which event Landlord shall bear all costs incurred in connection with such arbitration, including, without limitation, reasonable legal fees. Pending determination of any dispute, Tenant shall pay all amounts due pursuant to the disputed statement, but such payments shall be without prejudice to Tenant's position. Upon at least fifteen (15) days notice to Landlord, Tenant shall have reasonable access during normal business hours and at Tenant's expense, to appropriate books and records of Landlord relating to the amount of expenses covered by the disputed statement, for the purpose of verifying the statement. Any such review shall be made only by Tenant's employees and/or by an auditor hired by Tenant who is a Certified Public Accountant and who is employed on other than a contingent fee basis.

5.   ADDITIONAL RENT.

     A.   To Cover Consumer Price Index Increases: [Intentionally omitted.]

     B.   To Cover Park Common Area Maintenance Expenses and Real Estate Tax
Expenses: In addition to all other Rent set forth herein, for each Fiscal Year, Tenant shall pay to Landlord as Additional Rent an amount equal to the sum of Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses; provided, however, that for the Fiscal Years during which the Term begins and ends, Tenant's Share of the aforesaid sum shall be prorated based upon the greater of: (i) the number of days during such Fiscal Year that this Lease is in effect, or (ii) the number of days that Tenant actually occupies the Premises or any portion thereof.

     C.   Statements:

          (1) [Intentionally omitted.]

          (2) For each Fiscal Year, Landlord shall deliver to Tenant a statement estimating Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses for such Fiscal Year, which Tenant shall pay in equal monthly installments in advance on the first day of each calendar month during each Fiscal Year. Tenant shall continue to pay such estimated Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses until Tenant receives the next such statement from Landlord, at which time Tenant shall commence making monthly payments pursuant to Landlord's new statement. With the first payment of Monthly Base Rent which is due at least fifteen (15) days after Tenant's receipt of a statement from Landlord specifying estimated Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses payable during the Fiscal Year, Tenant shall pay the difference between its monthly share of such sums for the preceding months of the Fiscal Year and the monthly installments which Tenant has actually paid for said preceding months.

     D. Retroactive Adjustments: After the end of each Fiscal Year, Landlord shall determine and shall provide to Tenant a statement of Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses for the Fiscal Year. Within thirty (30) days after delivery of any such statement, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses for the Fiscal Year and the estimated payments made by Tenant. Tenant shall be credited with any excess estimated payments toward payments by Tenant of its share of estimated Tenant's Share of Park Common Area Maintenance Expenses and Tenant's Share of Real Estate Tax Expenses, or if the Term has expired, Landlord shall refund such amount to Tenant within thirty (30) days following the date of issuance of Landlord's statement, provided that Tenant is not then in default under this Lease, or if Tenant is then in default under this Lease, such refund shall be made within thirty (30) days following the date that such default is cured.

     E. Change In or Contest of Taxes: In the event of any change by any taxing body in the period or manner in which any of the Real Estate Tax Expenses are levied, assessed or imposed, Landlord shall have the right, in its sole discretion, to make appropriate adjustments with respect to computing increases in Real Estate Tax Expenses. Real Estate Tax Expenses which are being contested by Landlord shall be included in computing Tenant's Share of Real Estate Tax Expenses under this Section, but if Tenant shall have paid Rent on account of contested Real Estate Tax Expenses and Landlord thereafter receives a refund of such taxes, Tenant shall receive a credit toward subsequent estimated payments in an amount equal to Tenant's Share of such refund.

     F. Sales, Use or Other Taxes: If during the Term any governmental authority having jurisdiction over the Building or the Land levies, assesses or imposes any tax on Landlord, the Premises, the Building, the Land or the Rent payable hereunder, in the nature of a sales tax, use tax or any tax except (i) taxes on Landlord's income, (ii) estate or inheritance taxes, or (iii) Real Estate Tax Expenses, then Tenant shall pay its proportionate share to Landlord within fifteen (15) days after receipt by Tenant of notice of the amount of such tax.

6.   USE.

     A. Permitted Use: Tenant shall use and occupy the Premises solely for general office use and as a telecommunications service center with related legal uses, and for no other purpose.

     B. Legal and Other Restrictions of Tenant's Use: In its use of the Premises, Tenant shall comply with all present and future laws, regulations (including but not limited to fire and zoning regulations) and ordinances of all other public and quasi-public agencies having jurisdiction over the Land or the Building. Tenant shall not use the Park, the Land, the Building or use or occupy the Premises for any unlawful, disorderly or hazardous purposes or in a manner which will interfere with the rights of Landlord, other tenants or their invitees or in any way injure or annoy any of them; Landlord acknowledges that Tenant's permitted uses as set forth in Section 6.A. above which are in accordance with the provisions of this Lease and all applicable laws and governmental regulations shall not be deemed to cause such interference. Notwithstanding the foregoing, Tenant shall not be responsible for (i) any such noncompliance of the Cold Dark Shell Condition existing on the Lease Commencement Date, (ii) making any Alterations to the Premises, except to the extent that such Alterations are required either due to Tenant's particular use of the Premises, due to Alterations made by Tenant within the Premises, or due to any requirements of applicable law or any governmental requirements, or (iii) any remediation of Hazardous Materials (as hereinafter defined), except to the extent caused by Tenant or any of its employees, agents or contractors.

7. CARE OF PREMISES. Tenant shall at its expense keep the Premises (including all improvements, fixtures and other property located therein) in a neat and clean condition and in good order and repair, and will suffer no waste or injury thereto. Tenant shall surrender the Premises at the end of the Term in as good order and condition as they were in on the Lease Commencement Date, ordinary wear and tear excepted.

8.   ALTERATIONS BY TENANT.

     A.   Making of Alterations; Landlord's Consent; [*] Association's Consent:
Tenant shall not make or permit to be made any Alterations without the prior written consent of Landlord both as to whether the Alterations may be made and as to how and when they will be made, which consent shall not be unreasonably withheld or delayed with respect to any proposed Alteration which would not be visible from outside of the Premises nor affect any of the structural components of the Building; provided, however, that the consent of Landlord shall not be required for (i) painting or carpeting of the Premises or (ii) Alterations costing less than Fifty Thousand Dollars ($50,000) in the aggregate which are not visible from outside of the Premises and which do not affect any of the structural components of the Building; further provided, that Tenant shall give Landlord at least ten (10) days' prior written notice of any such Alterations not requiring Landlord's consent and Tenant shall observe all reasonable rules and regulations promulgated by Landlord with respect to the performance of Alterations. Any Alterations shall be made at Tenant's expense, by its contractors and subcontractors and in accordance with

______________________
     *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

complete plans and specifications approved in advance in writing by Landlord, and only after Tenant: (i) has obtained all necessary permits from governmental authorities having jurisdiction and has furnished copies thereof to Landlord,
(ii) has submitted to Landlord an architect's certificate that the Alterations will conform to all applicable laws and regulations, and (iii) has complied with all other requirements reasonably imposed by Landlord, including without limitation any requirements due to the underwriting guidelines of Landlord's insurance carriers. Landlord's consent to any Alterations and approval of any plans and specifications constitutes approval of no more than the concept of these Alterations and not a representation of warranty with respect to the quality or functioning of such Alterations, plans and specifications. Tenant shall be and is solely responsible for the Alterations and for the proper integration thereof with the Building, the Building's systems and existing conditions. Landlord shall have the right, but not the obligation, to supervise the making of any Alterations. If any Alterations are made without the prior written consent of Landlord or the [*] Association, if applicable, or which do not conform to plans and specifications approved by Landlord or the [*] Association, if applicable, or to other conditions imposed by Landlord or the [*] Association , if applicable, and such nonconformity is not fully corrected by Tenant within fifteen (15) days after notice from Landlord to Tenant or such shorter notice period as Landlord, in good faith, reasonably believes to be necessary in order to comply with the requirements of any applicable law, governmental regulation or insurance company requirement, then Landlord may, in its sole discretion, correct or remove such Alterations at Tenant's expense. Following completion of any Alterations, at Landlord's request, Tenant either shall deliver to Landlord a complete set of "as built" plans showing the Alterations or shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations. In addition to the foregoing, any Alterations which are visible from outside of the Premises are subject to the prior review and approval of the [*] Association, which approval may be granted or denied in the sole and absolute discretion of the [*] Association, and which approval Tenant is solely responsible for obtaining.

     B. No Liens: Tenant shall take all necessary steps to ensure that no mechanic's or materialmen's liens are filed against the Premises, the Building or the Land as a result of any Alterations made by the Tenant. If any mechanic's lien is filed, Tenant shall discharge the lien within ten (10) days thereafter, at Tenant's expense, by paying off or bonding the lien.

9.   EQUIPMENT.

     A. Permitted Equipment: With the exception of the items of equipment or machinery which are reflected on Tenant's plans for Tenant's initial build-out of the Premises, Tenant shall not install or operate in the Premises any equipment or other machinery without: (i) obtaining the prior written consent of Landlord, who may condition its consent upon the payment by Tenant of Additional Rent for additional wiring or other expenses resulting therefrom, which consent shall not be unreasonably withheld, conditioned or delayed, unless Landlord determines, in its sole and absolute discretion, that such equipment or machinery causes noise or vibration which would disturb any other tenant of the Park, (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and

______________________
     *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) complying with all other requirements reasonably imposed by Landlord. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of the water system of the Building without obtaining the prior written consent of Landlord, who may withhold its consent in its absolute discretion.

     B.   Payment For Excess Utility Usage: [Intentionally omitted.]

     C. Noise; Vibration; Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant of the Park, shall be installed and maintained by Tenant at Tenant's expense on devices that eliminate the noise and vibration. Tenant shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry (it being understood and agreed that the floor is a six inch (6") slab with a capacity of two hundred fifty (250) pounds per square foot ).

10.  OWNERSHIP AND REMOVAL OF PROPERTY.

     A. Landlord's Property: Any Alterations, including, but not limited to, Additional Tenant Work and Tenant's initial buildout of the Premises, and other improvements and any equipment, machinery, furnishings and other property, installed or located in the Premises, the Building or the Land by or on behalf of Landlord or Tenant, except for Tenant's Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the Lease Expiration Date, or shall reimburse Landlord for the cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord give its consent to the making of such Alterations). Notwithstanding the foregoing, Tenant, upon submitting its request to Landlord to make Alterations, including, but not limited to, Additional Tenant Work, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term, provided that Tenant refers therein to the provisions of this Section 10.A. If Tenant shall fail to request such information in its request to make any Alterations, such right shall be deemed null and void as to the Alterations in question, and all such Alterations shall thereafter be subject to the exercise of Landlord's rights and to Tenant's obligations set forth in the first sentence of this
Section 10.A. If Tenant submits its request for such information in accordance with the foregoing provisions and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Alterations in question at the end of the Term, and if Landlord fails so to specify, Tenant shall have no further obligation to remove the Alterations which were the subject of Tenant's request.

     B. Removal of Property At End of Term: Tenant shall remove all of Tenant's Personal Property, and all computer cabling and wiring installed by or on behalf of Tenant (irrespective of whether such cabling and wiring constitutes Tenant's Personal Property under the terms of this Lease, and at Tenant's expense, using a contractor approved in advance by Landlord in writing), from the Building and the Land on or before the Lease Expiration Date. Any personal property belonging to Tenant or to any other person or entity which is left in the Building or on the Land after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

11. LANDLORD'S ACCESS TO PREMISES. Upon such notice as is reasonable under the circumstances (which notice shall not be of less than forty-eight (48) hours, except in an emergency, and which notice may be given orally), Landlord may at any reasonable time enter the Premises to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however, in the case of any emergency, Landlord and its agents may enter the Premises at any time and in any manner. Tenant shall allow the Premises to be exhibited by Landlord upon such notice as is reasonable under the circumstances (which notice shall not be of less than forty-eight (48) hours and which notice may be given orally): (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the Building, and (ii) at any reasonable time to persons who may be interested in leasing the Premises during the last twelve (12) months of the Term. Landlord reserves the right and shall be permitted reasonable access to the Premises to install facilities within and through the Premises and to install and service any systems deemed advisable by Landlord to provide services or utilities to any tenant of the Building. Notwithstanding the foregoing, Landlord shall not enter the Premises without being accompanied by a representative of Tenant; provided, however, that, in consideration for such right granted to Tenant by Landlord, (i) Tenant hereby authorizes Landlord and any of its employees, agents and contractors to break any locks and the doors and walls to which locks are attached, if Landlord deems such action necessary, and to enter the Premises without accompaniment by Tenant's representative (a) in the event of an emergency, if Tenant's representative is not reached immediately, or (b) in the event of the need to make inspections, repairs, maintenance or improvements and Tenant's failure to provide Landlord access to the Premises when requested by Landlord pursuant to this Section 11, and (ii) Tenant hereby indemnifies Landlord (including its shareholders, partners, members, employees, agents and contractors) against and holds Landlord (including its shareholders, partners, members, employees, agents and contractors) harmless from, any and all liabilities, losses, damages, causes of action, suits, claims, demands, judgments, costs and expenses of any kind (including court costs and reasonable attorneys' fees) asserted against Landlord by any third party relating to or arising from or in connection with Landlord's exercise of its rights under this sentence.

12.  SERVICES AND UTILITIES.

     A. Utilities Provided: Tenant will provide, at its expense, for the separate metering of all utilities to be supplied to the Premises, and shall contract directly with the appropriate public utility companies for the supplying of all such utilities to the Premises. Tenant shall pay all submetered utility charges to the appropriate utilities, as and when due. In the event the Premises cannot be submetered for a particular utility, Landlord may, at its option, cause a survey to be made by an independent electrical engineering or consulting firm, at Tenant's expense, to measure Tenant's consumption of such utility. For all utility consumption measured by survey, Tenant shall pay to Landlord, as Additional Rent, all sums necessary to reimburse Landlord for its costs of providing such utilities, within ten (10) days after Landlord submits to Tenant any statement setting forth such costs. It is expressly understood that, in the event Tenant is unable to have the Premises submetered for a particular utility, in lieu of causing a survey to be done, Landlord shall have the option to charge Tenant for its equitable share of the cost of such utility to all non-submetered rentable areas in the Building.

     B.   Right to Discontinue: [Intentionally omitted.]

     C. No Liability: Except as otherwise specifically set forth herein, Landlord shall have no liability to Tenant or others based on any failure by Landlord to furnish any utilities and services to be furnished by Landlord hereunder, due to Unavoidable Delays, repair or maintenance work or any other reason, and such failure shall neither render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor cause a diminution or abatement of Rent nor relieve Tenant of any of Tenant's obligations hereunder.

     D. Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations or otherwise in good faith, including but not limited to controls on the permitted range of temperatures, the volume of energy consumption or the hours of operation of the Building. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

     E. Recycling: Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 12.D., and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.

13. RULES AND REGULATIONS. Tenant shall abide by and observe (i) the rules and regulations attached hereto as Exhibit D-1 and such other rules and regulations as may be made by Landlord from time to time, provided that such rules and regulations shall not be inconsistent with the provisions of this Lease, and
(ii) the obligations imposed upon users of space in [*], as set forth in Exhibit D-2 attached hereto ("Declaration of Protective Covenants [*]"), by the [*] Association and any additions and any modifications thereto adopted from time to time by the [*] Association. Nothing contained in this Lease or in any rules and regulations shall be interpreted to impose upon Landlord any obligations to enforce against any tenant its rules and regulations, or the provisions of any lease with any other tenant, and Landlord shall not be liable to Tenant or any other entity for any violation of said rules, regulations or lease provisions.

14.  REPAIR OF DAMAGE CAUSED BY TENANT:  INDEMNIFICATION.

     A. Repairs: Except as otherwise expressly provided in this Lease, all injury, breakage and damage to the Land, the Building or the Premises, caused by any act or omission of Tenant shall be repaired by and at the sole expense of Tenant, except Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as Additional Rent payable within ten (10) days after the rendering of a bill therefor. Tenant shall notify Landlord promptly of any injury, breakage or damage to the Land, the Building, or the Premises caused by Tenant.

     B. Indemnification: Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses, including attorneys' fees, suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from: (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein or Tenant's presence in the Building or on the Land (ii) the making by Tenant of any Alterations, (iii) any act or omission of Tenant or its employees, agents or invitees, and (iv) any breach or default by Tenant in the observance or performance of its covenants and obligations under this Lease. In the event that Landlord intends to settle any claim against Landlord which is the subject of Tenant's indemnification and hold harmless obligation under this Section 14.B. (an "Indemnified Claim"), Landlord shall use reasonable efforts to keep Tenant informed of the progress of its negotiations with respect to the settlement of such Indemnified Claim, and, prior to entering into a settlement of such an Indemnified Claim, Landlord shall solicit Tenant's comments on the terms and conditions of the proposed settlement, which comments shall be solely of an advisory nature and non-binding on Landlord and shall not affect Landlord's rights or Tenant's obligations under this Section 14.B. If Landlord or any other indemnified party obtains recovery of any of the amounts that Tenant has paid to such party pursuant to the indemnity set forth in this Section 14.B. or such other Section of this Lease, then Landlord or such other indemnified party under this Section 14.B., as applicable, shall promptly pay to Tenant the amount of such recovery.

______________________
     *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.  LIMITATION ON LANDLORD LIABILITY.

     A. Liability Standard: Landlord shall not be liable to Tenant or any other individual or entity for any damage, loss or claim whatsoever, except damages, losses and claims that are the direct result of either (i) Landlord's gross negligence or willful misconduct or (ii) Landlord's breach of this Lease; however, in no event shall Landlord be liable for consequential damages.

     B. Limitation on Total Liability: Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises, shall be limited to the estate of Landlord in the Building. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises.

16. FIRE AND OTHER CASUALTY. If the Premises shall be damaged by fire or other casualty, other than as a result of the negligence or misconduct of Tenant, the Lease shall not terminate and, upon adjustment of insurance claims, Landlord shall repair the damage, provided that (a) Landlord shall have no obligation to repair damage to or replace Tenant's Personal Property, and (b) Landlord's obligation to repair any damage under this Section 16 shall be limited to repairs necessary to restore the Premises to its original Cold Dark Shell Condition. Except as otherwise provided herein, if any part of the Premises are rendered untenantable by reason of any such damage, Rent shall abate from the date of the damage to the date the damage is repaired, as determined by Landlord, in the proportion that the area of the untenantable part bears from time to time to the total area of the Premises. No compensation or reduction of Rent shall be paid or allowed for inconvenience, annoyance or injury to Tenant or Tenant's business arising from any damage to or repair of the Premises or the Building.

              Notwithstanding the foregoing, if Landlord does not receive sufficient insurance proceeds to fully repair the damage (it being agreed that Landlord shall make a good faith effort to persuade any Mortgagee to make such insurance proceeds available for the restoration of such damage, which good faith effort shall not include any obligation on the part of Landlord to agree to any modification of the terms of the loan secured by the Mortgage or any obligation to pay any money to the Mortgagee or deposit any money into escrow, other than the amount of any deductible under Landlord's insurance policy), or if the Building shall be so damaged that, as determined by Landlord, substantial reconstruction of the Premises or the Building is required (whether or not the Premises have been damaged), then Landlord, at its option, may give Tenant, within sixty (60) days after the casualty, written notice of termination of this Lease (the "Casualty Termination Notice"), and this Lease and the Term shall terminate (whether or not the Term has commenced) upon the expiration of thirty
(30) days from the date of the Casualty Termination Notice, with the same effect as if the new expiration date had been the date initially fixed for expiration of the Term, and all Rent shall be apportioned as of such date; provided, however, that, in the event that Landlord elects to terminate this Lease pursuant to this Section 16, Tenant shall have the option to override the Casualty Termination Notice and fully repair the damage to the Building by giving written notice to Landlord, which notice shall be given, if at all, within ten (10) days following the Casualty Termination Notice, in which event
(a) Landlord
shall assign all insurance proceeds which Landlord actually receives with respect to such fire or other casualty to Tenant, (b) Tenant shall promptly repair such damage, and (c) such repairs by Tenant shall be subject to Landlord's prior written approval in accordance with the provisions of Section 8 hereof.

          If the Premises or the Building shall be damaged by fire or other casualty due to the negligence or misconduct of Tenant: (i) Landlord shall have no obligation to repair the Premises or the Building, (ii) this Lease shall, at Landlord's option, not terminate, (iii) Landlord may at Tenant's expense repair the damage, provided that Landlord shall apply all insurance proceeds which Landlord actually receives with respect to such damage toward the costs of such repairs, and (iv) Landlord may pursue any legal and equitable remedies available to it.

17.  TENANT INSURANCE.

     A. Types of Insurance Required: Tenant, at its expense, shall obtain and maintain in effect at all times during the Term an insurance policy providing the following coverage:

          (1) An "all risk" insurance policy covering all of Tenant's Personal Property within, and improvements and alterations made by Tenant to, the Premises for not less than the full replacement value thereof.

          (2) A commercial general liability policy on an occurrence basis, with the following limits:

     Each occurrence limit for bodily injury and property damage     $1,000,000
     General aggregate                                               $2,000,000
     Product/completed operations aggregate                          $2,000,000
     Fire damage legal liability                                     $   50,000
     Medical payments (any one person)                               $    5,000

Said insurance shall name Landlord (in care of Landlord's management agent and referring to the Building by its address), Landlord's management agent and Mortgagee as an additional insured. The policy shall protect Landlord, Landlord's management agent, and the Mortgagee against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises, the Building or the Land or arising out of or relating to any risks against which Tenant is required to indemnify Landlord, Landlord's management agent and the Mortgagee. From time to time during the Term, Landlord may require Tenant to increase said limits of said insurance to the limits of liability insurance then customarily required of tenants of other comparable buildings in the city (or, if not a city, other local jurisdiction) in which the Building is located.

     B. Required Provisions of Policies: All insurance policies required to be maintained by Tenant under this Lease must: (i) be issued by insurance companies approved by Landlord; (ii) be in form and have content satisfactory to Landlord;
(iii) be written as primary policy
coverage and not contributing to or in excess of any coverage which Landlord or the Mortgagees may carry; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, the Mortgagees and the Landlord's and the Mortgagees' employees and agents; and (v) provide that the policy may not be cancelled or permitted to lapse unless Landlord shall have received at least fifteen (15) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord (in care of Landlord's management agent and referring to the Building by its address) certified copies or duplicate originals of each such policy and any renewal policy, together with evidence of payment of all applicable premiums, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the renewal of any policies. Any insurance required of Tenant under this Section may be carried under a blanket policy, provided that said policy shall specifically set forth the amount of insurance allocated to this Lease.

     C. Effect of Tenant's Activities on Insurance: Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land, the Building or the Premises which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord or any Mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are, in Landlord's reasonable judgment, due to Tenant's presence in the Building, to any activity conducted or property installed or placed by Tenant on or about the Land, the Building or the Premises or to Alterations installed by Tenant or at Tenant's request, Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements shall be conclusive for the purposes of determining Tenant's liability hereunder.

     D. Termination Right: Landlord shall have the right to terminate this Lease upon thirty (30) days notice to Tenant in the event Landlord receives notice from any of Landlord's insurance carriers that such carrier intends to cancel its insurance on the Building, or to increase the cost of such insurance by more than one hundred percent (100%) above the premium payable by Landlord immediately prior to such notice, due to the activities of Tenant or the presence of Tenant in the Building. However, Landlord shall not terminate this Lease in the event Landlord is able, with good faith efforts, to obtain equivalent insurance from an insurance carrier satisfactory to Landlord at a premium not more than one hundred percent (100%) greater than the premium for the cancelled insurance; provided that Tenant shall reimburse Landlord for all additional premiums charged to Landlord by such new insurance carrier. It is expressly understood that Landlord shall not have the right to terminate this Lease pursuant to this Subsection D. if any cancellation or rate increase is due to factors generally applicable to the insurance or rental market, rather than to Tenant's activities or presence in the Building.

     E. Waiver: Landlord and Tenant hereby each waive and release each other from any and all liabilities, claims and losses for which Landlord or Tenant is or may be held liable, to the extent either party: (i) receives insurance proceeds on account thereof, or (ii) is required to maintain insurance pursuant to this Section, whichever is greater.

     F. Landlord's Insurance: Landlord shall maintain in force such property insurance and liability insurance with respect to the Building as are required by any first mortgagee or Ground Lessor or, if at any time there is no first mortgagee and no Ground Lessor, Landlord shall maintain in force such property insurance and liability insurance as Landlord, in its reasonable judgment, determines to be appropriate based upon coverages in force with respect to comparable buildings in Loudoun County, Virginia; provided, however, that in no event shall the property insurance be less than what would be required to prevent Landlord from being considered a co-insurer. Each property insurance policy maintained by Landlord shall include an express waiver of any right to subrogation by the insurance company against Tenant. All insurance policies actually maintained by Landlord shall contain an express waiver of any right of subrogation by the insurance company against Tenant.

18.  CONDEMNATION.

     A. Landlord's Right to Terminate: If a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose or is granted to any authority in lieu of condemnation (collectively, a "taking"), Landlord shall have the right in its sole discretion to terminate this Lease by written notice to Tenant, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date. For purposes of this Section, a substantial part of the Premises, the Land or the Building shall be considered to have been taken if, in the sole opinion of Landlord, the taking shall render it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building.

     B. Adjustment of Rent: If a portion of the Premises is taken and Landlord does not elect to terminate this Lease pursuant to the preceding paragraph, then Rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect.

     C. Division of Award: Tenant shall have no claim against Landlord arising out of or related to any taking, or for any portion of the amount that may be awarded as a result, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that Tenant may assert any claim it may have against the authority for compensation for Tenant's Personal Property for the then unamortized portion of the cost of Additional Tenant Work and Alterations and for any relocation expenses compensable by statute, as long as such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises.

19.  DEFAULT.

     A. Default of Tenant: The following events shall be a default by Tenant (a "Default") under this Lease:

          (1) Failure of Tenant to pay Rent as and when due, if the failure continues for five (5) days after notice from Landlord specifying the failure.

          (2) Failure of Tenant to comply with or perform any covenant or obligation of Tenant under this Lease, other than those concerning the payment of Rent, if the failure continues for twenty (20) days after notice from Landlord to Tenant specifying the failure; provided, however, that if the failure on the part of Tenant is not capable of being cured within such 20-day period but Tenant expeditiously commences to cure same and diligently proceeds with such cure, Tenant's time to cure such failure shall be extended for the time necessary to cure same, but in no event longer than sixty (60) days, inclusive of the original 20-day period.

          (3)  [Intentionally omitted.]

          (4) If Tenant, any guarantor of Tenant's performance hereunder (a "Guarantor") or, if Tenant is a partnership, any partner of Tenant ("Partner"), shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or Partner or of all or any part of the property of Tenant or of such Guarantor or Partner.

          (5) If, within thirty (30) days after the commencement of any proceeding against Tenant or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or Partner, or of all or any part of the property of Tenant or of any Guarantor or Partner, without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall have been issued against the property of Tenant or of any Guarantor or Partner, pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

          (6) If Tenant fails to take possession of the Premises on the Lease Commencement Date or vacates, abandons or ceases to carry on its ordinary activities in the Premises prior to the Lease Expiration Date, with or without an intention of paying Rent; provided, however, that if (i) Tenant gives Landlord at least thirty (30) days prior written notice that it intends to vacate the Premises, (ii) Tenant pays the full amount of all Rent when due under this Lease while the Premises are vacant, (iii) the fact that the Premises are vacant does not adversely affect the Building or other tenants of the Park and does not result in any liability to, or expenditure of funds by, Landlord, and
(iv) Tenant leaves the Premises in a condition satisfactory to Landlord and continues to maintain the Premises in a condition satisfactory to Landlord throughout the remainder of the Term, then, and in such event only, Tenant shall not be deemed to be in Default under this Section 19.A.(6) and Landlord shall have the right, exercisable by sending written notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease all or any portion of the Premises at Tenant's then rental rate hereunder, or to terminate this Lease as to all or any portion of the Premises, which rights of Landlord as to subletting and termination shall be exercisable by Landlord in its sole discretion.

     B. Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right, then or at any time thereafter:

          (1) Without demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease, without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or

          (2) To give Tenant written notice of Landlord's intent to terminate this Lease, and on the date specified in Landlord's notice, Tenant's right to possession of the Premises shall cease and this Lease shall terminate.

          If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done shall cease, without prejudice to Landlord's right to recover from Tenant all Rent, as set forth in Subsections C. and D. below. If Landlord elects to reenter pursuant to Subsection B.(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and upon such other provisions as Landlord deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord deems appropriate, at Tenant's expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to Subsection B.(2) above, or unless termination be decreed by a court of competent jurisdiction at the instance of Landlord. Landlord shall in no event be under any obligation to relet any part of the Premises.

     C. Liability of Tenant: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rent accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred. Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, if any, or in separate actions from time to time as said damages shall have been made more easily ascertainable by successive relettings or, at Landlord's option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have for anticipatory breach of this Lease.

     D. Liquidated Damages: In addition to Landlord's rights pursuant to Subsection C. above, if Landlord terminates this Lease, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated damages, the sum of (i) the total of the Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of Landlord's demand for liquidated damages ("Landlord's Demand") until the date this Lease would have terminated in the absence of the Default, discounted to present value at the rate of five percent (5%) per annum (the "Discount Rate"), (ii) all unpaid Rent accrued prior to the time of Landlord's Demand, plus interest thereon from the due date at the Default Rate,
(iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default; minus the sum of (a) the net fair market rental value of the Premises for the period referred to in Subsection D.(i) above, discounted to present value at the Discount Rate, and (b) any sums actually paid by Tenant to Landlord pursuant to Subsection C. above; provided, however, that if said damages shall be limited by law to a lesser amount, Landlord shall be entitled to recover the maximum amount permitted by law. The "net fair market rental value" referred to in Subsection D.(a) above shall be the fair market rental value of the Premises at the time of Landlord's Demand, reduced by any rental abatements, tenant improvement allowances and other concessions and inducements generally provided by landlords seeking to lease comparable commercial property in the area of the Premises at the time of Landlord's Demand. If reletting is accomplished within a reasonable time after Lease termination, the "net fair market rental value" referred to in Subsection D.(a) above shall be deemed prima facie to be the net rental income (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) realized upon such reletting.

     E. Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant, including but not limited to creditors of Tenant, hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law:
(i) to redeem the Premises, (ii) to reenter or repossess the Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease. Tenant hereby expressly waives receipt of a Notice to Quit.

     F.   Lien on Personal Property:  [Intentionally omitted.]

     G. Right of Distress: Landlord shall, to the extent permitted by law, have a right of distress for Rent.

     H. Right of Landlord to Cure: If Tenant defaults in the making of any payment or in the doing of any act required to be made or done by Tenant under this Lease, then Landlord may, at its option, make such payment or do such act, and the expenses thereof, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant with the next payment of Monthly Base Rent.

     I. Attorneys' Fees: In the event of any Default hereunder, Tenant shall pay to Landlord all reasonable attorneys' fees incurred by Landlord in connection with such Default or the enforcement of Landlord's rights or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not Landlord institutes any lawsuit against Tenant as a result of such Default. In the event that either party initiates litigation against the other party, the prevailing party in such litigation, based upon a judgment by a court of competent jurisdiction, shall be entitled to recover from the non-prevailing party the prevailing party's court costs and reasonable attorneys' fees in connection with such litigation; provided, however, that in the event that any such litigation is resolved without a final determination by a court in a manner which results in the non-initiating party paying substantially all of the money which was sought by the initiating party in such litigation or taking substantially the same action as was sought by the initiating party in such litigation, then, in either of such cases, the non-initiating party shall pay to the initiating party the initiating party's court costs and reasonable attorneys' fees in connection with such litigation.

     J. Survival: Tenant's liability pursuant to this Section 19 shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.

20. NO WAIVER. No failure or delay by Landlord in enforcing its right to strict performance by Tenant of every provision of this Lease or in exercising any right or remedy hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any Default, shall constitute a waiver of the provision or the Default, and no provision shall be waived or modified except by a written instrument executed by Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the full Rent shall be deemed to be other than a payment on account, notwithstanding any endorsement or statement on any check or letter accompanying any payment of any Rent. No waiver of any Default or settlement of any proceeding instituted on account of any claimed Default shall affect or alter this Lease or constitute a waiver of any of Landlord's rights hereunder.

21. HOLDING OVER. If Tenant shall be in possession of the Premises after termination of this Lease (whether by normal expiration of the Term or otherwise),at Landlord's option: (i) Landlord may deem Tenant to be occupying the Premises as a tenant from month-to-month, (a) for the first month of such holdover, at the sum of one hundred fifty percent (150%) of the Monthly Base Rent in effect for the last full month of the Term, (b) for the second month of such holdover, at the sum of one hundred seventy-five percent (175%) of the Monthly Base Rent in effect for the last full month of the Term, and (c) thereafter, at the sum of two hundred percent (200%) of the Monthly Base Rent in effect for the last full month of the Term, and, in each case (that is, with respect to any holdover to which any of the immediately foregoing clauses (a),
(b), or (c), or any combination thereof, applies), plus the monthly installment of Additional Rent which is then payable pursuant to Section 5.C. of this Lease, and subject to all of the other provisions of this Lease, as applicable to a month-to-month tenancy, or (ii) Landlord may exercise any or all remedies for Default and at law and in equity, including but not limited to an action against Tenant for wrongfully holding over.

22.  SUBORDINATION.

     A. Lease Subordinate: This Lease shall be subject and subordinate to the lien of any and all Mortgages and to any Ground Leases, and any and all renewals, extensions, modifications, recastings and refinancings thereof. This clause shall be self-operative, without execution of any further instrument; but if requested by Landlord or any Mortgagee, Tenant shall promptly execute a certificate or other document evidencing and providing for such subordination. Landlord shall have the right to execute said document on behalf of Tenant if Tenant fails to do so within five (5) days after receipt of the request. Tenant agrees that, if any Mortgage is foreclosed or Ground Lease terminated, upon request by the purchaser at the foreclosure sale or Ground Lessor, as the case may be, Tenant shall attorn to and recognize the purchaser or Ground Lessor as the landlord under this Lease and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Notwithstanding anything herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without Tenant's consent, by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to such Mortgage, and thereafter such Mortgagee shall have the same rights as it would have had if this Lease had been executed, delivered and recorded before said Mortgage. Landlord shall obtain from any current Mortgagee or Ground Lessor a non-disturbance agreement for the benefit of Tenant in such Mortgagee's or Ground Lessor's, as the case may be, usual form; provided, however, that Tenant shall pay all costs incurred by Landlord which are imposed by such Mortgagee or Ground Lessor, as the case may be, with respect to such non-disturbance agreement. Furthermore, Landlord shall obtain from any future Mortgagee or Ground Lessor a non-disturbance agreement for the benefit of Tenant in such Mortgagee's or Ground Lessor's, as the case may be, usual form; provided, however, that (i) Tenant shall pay all costs incurred by Landlord which are imposed by such Mortgagee or Ground Lessor, as the case may be, with respect to such non-disturbance agreement, and (ii) in the event that either (A) Tenant's net worth is not equal to at least fifty percent (50%) of Tenant's net worth as shown on Exhibit H attached hereto and made a part hereof, or (B) Tenant's creditworthiness is not then greater than or equal to, in Landlord's sole and absolute discretion, Tenant's creditworthiness as shown on said Exhibit H, Landlord shall not have any obligation to obtain such non-disturbance agreement; provided, however, that even in such circumstance(s), Landlord shall nevertheless use commercially reasonable efforts to obtain such non-disturbance agreement.

     B. Modifications to Lease: In the event any of Landlord's insurance carriers or any Mortgagee requests modifications to this Lease, Tenant shall execute a written amendment incorporating such requested modifications within thirty (30) days after the same has been submitted to Tenant by Landlord, provided that such modifications do not adversely affect Tenant's use of the Premises as herein permitted or increase the rentals and other sums payable by Tenant hereunder. In the event Tenant refuses or fails to execute such amendment within thirty (30) days, Landlord shall have the right, at its sole option, in addition to Landlord's other remedies for Default, to terminate and cancel this Lease by written notice to Tenant specifying the date on which this Lease will terminate. From and after said termination date, both Landlord and Tenant shall be relieved of any and all further obligations hereunder, except liabilities arising prior to the date of termination.

23.  ASSIGNMENT AND SUBLETTING.

     A. No Transfer Without Consent: Tenant shall not, without the prior written consent of Landlord in each instance (which consent may be withheld in Landlord's sole and absolute discretion) (i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant; or (iii) permit the assignment of this Lease or any of Tenant's rights hereunder by operation of law (each of the actions set forth in clauses (i), (ii) and (iii) of this sentence is referred to herein as a "Transfer"). Any attempted assignment, mortgaging or encumbering of this Lease or any of Tenant's rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void. Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right, without obtaining the prior written consent of Landlord, to Transfer to (a) any parent corporation of Tenant, (b) any subsidiary corporation of Tenant or of Tenant's parent corporation, (c) any entity in which Tenant, any parent corporation of Tenant or any subsidiary corporation of Tenant or of Tenant's parent corporation holds a majority of the outstanding shares or ownership interests, or (d) any corporation resulting from the merger, consolidation or reorganization of Tenant or Tenant's parent corporation with another corporation (any entity which is described in clauses (a), (b), (c) or (d) is hereinafter referred to as an "Affiliate"); provided, however, that the combined net worth and creditworthiness of such Affiliate and Tenant shall be at least equal to the greater of either Tenant's net worth and creditworthiness as of the Effective Date of this Lease or Tenant's net worth and creditworthiness as of the date of such Transfer. In addition, Landlord's consent shall not be required for any agreements with Customers (as such term is defined in the Special Tenant Requirements which are attached hereto as Exhibit G and made a part hereof) (the "Customer Agreements"). Any and all of the transactions permitted under this
Section 23.A. shall not constitute an assignment, subletting or other transaction requiring the consent of Landlord under the provisions of this
Section 23 and shall not be subject to the consent requirements hereof or any of the provisions of Section 23.B., 23.C. or 23.D.

     B. Take-Back Rights: In addition, Tenant may not assign this Lease, nor sublet (or permit occupancy or use of) the Premises, or any part thereof, without giving Landlord thirty (30) days prior written notice thereof. For thirty (30) days following receipt of said notice, in the event that either (a) such proposed sublease would result in an aggregate of at least 74,000 rentable square feet of the area comprising the Premises being sublet, or (b) Tenant is proposing assigning the Lease to any party other than an Affiliate, in accordance with the terms and conditions of Section 23.A. hereof, Landlord shall have the right, exercisable by sending notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease (i) all of the Premises in the event Tenant notified Landlord of its desire to assign this Lease, or (ii) so much of the Premises as Tenant intends to sublet in the event Tenant notified Landlord of its desire to sublet the Premises or permit another to make use thereof, at the same rental Tenant is obligated to pay to Landlord hereunder. In the event Landlord does not exercise the aforesaid right within said thirty (30) days, Tenant may attempt to assign, sublet or permit use of this Lease or such space; provided that Tenant shall obtain the prior written consent of Landlord as set forth in Subsection A. above. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the Rent due from any assignee or subtenant and hereby authorizes each such party to pay said Rent to Landlord.

     C. Transfer of Stock: If Tenant and/or any Guarantor is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant or any Guarantor, by the person, persons or entities owning a controlling interest therein as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor, shall be deemed an assignment within the meaning of this Section 23; provided, however, that the provisions of this
Section 23.C. shall not be applicable to (i) transfers of stock among persons who are shareholders of Tenant as of the Effective Date of this Lease, (ii) transfers of stock to any spouse, child, grandchild, sibling or aunt or uncle of any shareholder, or to the spouse of any of the foregoing persons, or any trust for the benefit of any of the foregoing persons, or (iii) transfers of stock at any time that Tenant is an entity the shares of which are publicly held and traded on a national or regional stock exchange. If Tenant and/or any Guarantor is a partnership, the sale or transfer of the partnership share, or any portion thereof, of any general partner shall be deemed an assignment of this Lease.

     D.   Expenses and Profits; Effect of Consent:

          (1) In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises to a third party, fifty percent (50%) of any sums that are paid by such third party for the right to occupy the Premises, in excess of the sum of (i) the Rent then in effect plus (ii) reasonable costs actually incurred by Tenant in connection with such sublease or assignment for brokerage commissions, advertising fees, attorneys' fees and tenant improvements, and the then unamortized costs of any initial Additional Tenant Work and of Tenant's initial buildout of the Premises shall be paid by Tenant to Landlord on a monthly basis as Additional Rent. This Section 23.D.(1) shall not apply to Customer Agreements.

          (2) Tenant shall be responsible for all costs and expenses, including attorneys' fees, incurred by Landlord in connection with any proposed or purported assignment or sublease and an administrative fee of Two Thousand Five Hundred Dollars ($2,500.00).

          (3) The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid thirty (30) days notice of, or from obtaining the consent of Landlord to, any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing.

     E. Tenant's Equipment Financing: The foregoing notwithstanding, Tenant may grant a security interest in rights under this Lease to the entity that provides equipment financing to Tenant. The entity holding the security interest in this Lease as authorized under this Section 23.E. may foreclose on such security interest and transfer this Lease to the party purchasing at the foreclosure, provided that Landlord consents to such party as the new Tenant hereunder, which consent shall not be unreasonably withheld or delayed, provided that all of the following conditions are satisfied: (1) there shall be no default at the time of the transfer, (2) the proposed new tenant shall be creditworthy, (3) the proposed new tenant shall not be a governmental entity or a person or entity enjoying sovereign or diplomatic immunity, (4) the use of the Premises by the proposed new tenant shall not attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building, (5) the proposed new tenant shall specifically covenant and agree to perform the obligations of Tenant hereunder and to occupy the Premises subject to the provisions of this Lease, and (6) Tenant remains liable for the faithful performance of this Lease.

24. TRANSFER BY LANDLORD. Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, the Building or the Land and, in the event of any such sale, assignment or transfer, shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.

25. INABILITY TO PERFORM. This Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.

26. ESTOPPEL CERTIFICATES. Tenant shall, without charge, within ten (10) days after receipt of any request therefor, execute and deliver to Landlord a certificate stating: (i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect and setting forth all such modifications); (ii) whether there then exist any defenses against the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) that Tenant has no knowledge of any then uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) that Tenant has no knowledge of any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Land or the Building. On not more than one (1) occasion in each Fiscal Year, within ten
(10) days after receipt of a request therefor from Tenant, Landlord shall execute and deliver to Tenant a certificate which addresses the matters described in clauses (i) through (vi) of the preceding sentence.

27. COVENANT OF QUIET ENJOYMENT. Landlord covenants that it has the right to make this Lease and that, if Tenant shall pay all Rent and perform all of Tenant's other obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns.

28. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matter arising out of or connected with this Lease.

29. BROKERS. Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty.

30. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:

     A.   To change the Park's and the Building's name or street address.

     B.   [Intentionally omitted.]

     C. To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building.

     D. To make repairs whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes to enter the Premises, and, during the continuance of any such work, to close temporarily doors, entry ways, common areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, as long as the Premises remain tenantable.

     E. To grant to anyone the exclusive right to conduct any business or render any service in the Park, provided Tenant is not thereby excluded from uses expressly permitted herein.

     F. To alter, relocate, reconfigure and reduce the common areas of the Park, as long as the Premises remain reasonably accessible.

     G. To alter, relocate, reconfigure, reduce and withdraw the Park Common Areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible; provided, however, that any such alteration, relocation, reconfiguration, reduction or withdrawal of the Park Common Areas located outside the Building shall not adversely affect Tenant's parking rights as set forth in this Lease.

     H. To erect, use and maintain pipes and conduits in and through the Premises, if required by any applicable law or governmental regulation .

31. NOTICES. No notice, request, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand-delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent with charges prepaid by a nationally recognized air courier service, addressed as follows:

     If to Landlord:
                           TrizecHahn Mid-Atlantic Management Services LLC 1250 Connecticut Avenue, N.W.
                           Suite 500
                           Washington, D.C. 20036
                           Attention:  Portfolio Manager - [*]
                                                           ===

-------------------
     *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      If to Tenant:
                           Equinix, Inc.
                           901 Marshall Street
                           Redwood City, California 94063
                           Attn: Mr. Keith Taylor

or at any other address of which either party shall notify the other in accordance with this Section. Such communications, if sent by registered or certified mail, shall be deemed to have been given three (3) business days after the date of mailing, or if sent by a nationally recognized air courier service, shall be deemed to have been given one (1) business day after the date of deposit of the notice with such service. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.

32.  MISCELLANEOUS PROVISIONS.

     A. Benefit and Burden: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and permitted assigns.

     B. Governing Law: This Lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the Building is located.

     C. No Partnership: Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

     D. Delegation by Landlord: Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.

     E. Tenant Responsibility for Agents: In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant's agents, employees, business invitees, licensees, contractors, subtenants, family members, guests and any other individuals or entities present in the Building or on the Land at Tenant's invitation.

     F. Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     G. Counterparts: This Lease may be executed in several counterparts, all of which shall constitute one and the same document.

     H. Entire Agreement: This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto relating to the Premises, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.

     I. Amendments: This Lease may not be modified in whole or in part in any manner other than by an agreement in writing.

     J. Mortgagee's Performance: Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

     K. Limitation on Interest: In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.

     L. Remedies Cumulative: All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies s of Landlord hereunder or now or hereafter existing at law or in equity.

     M. Annual Financial Statements: Within five (5) business days following Landlord's request therefor, Tenant shall submit to Landlord an audited financial statement covering the preceding Fiscal Year, which has been prepared in accordance with generally accepted accounting principles by an independent certified public accountant. Tenant's most recent audited financial statement as of the Effective Date of this Lease is attached hereto and made a part hereof as Exhibit H.

33.  LENDER APPROVAL. [Intentionally omitted.].

34. PARKING. Parking will be made available to Tenant pursuant to the provisions of Exhibit E attached hereto.

35.  SECURITY DEPOSIT.

     A.   Amount and Uses: Landlord acknowledges receipt from Tenant of [*]
                                                                         -
Dollars ($[*]) (the "Security Deposit"), to be held by Landlord as security for
           -
the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease. Notwithstanding the foregoing, the Security Deposit shall be reduced (i) by [*] Dollars ($[*]) after
                                                         -             -
the expiration of the third (3rd) Lease Year of the Term, (ii) by [*] Dollars
                                                                   -
($[*]) after the expiration of the sixth (6th) Lease Year of the Term, and (iii)
   -
by [*] Dollars ($[*]) after the expiration of the seventh (7th) Lease Year of
    -             -
the Term, except that there shall be no such reduction for any Lease Year at the end of which either (a) there exists any Default or any circumstance which with the giving of notice or the passage of time would constitute a Default under this Lease or (b) Tenant's net worth and creditworthiness are not at least equal, in

_______________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Landlord's reasonable judgment, to Tenant's net worth and creditworthiness as of the Effective Date of this Lease, until such time as such Default or circumstance has been cured, at which time the reduction in the Security Deposit shall resume. After the end of the seventh (7th) Lease Year, the required amount of the Security Deposit at that time shall remain as the Security Deposit for the remainder of the Term hereof. Said Security Deposit shall be repaid to Tenant after the termination of this Lease (or any renewal thereof), provided Tenant shall have made all such payments and performed all such obligations hereunder. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord, and any such act shall be void. Landlord may, at Landlord's option, appropriate and apply the entire Security Deposit, or so much thereof as Landlord believes may be necessary, to compensate Landlord for the payment of any past-due Rent and for loss or damage sustained by Landlord due to any Default. In the event Landlord appropriates or applies the Security Deposit in such a manner, Tenant, within five (5) days after notice thereof, shall pay to Landlord an amount sufficient to restore the Security Deposit to the original sum deposited. Tenant's failure to restore any such deficiency shall constitute a Default hereunder. In the event of bankruptcy or other debtor-creditor proceedings by or against Tenant, the Security Deposit shall be applied first to the payment of Rent due Landlord for all periods prior to the filing of such proceedings. In lieu of the cash Security Deposit hereinabove provided for, Tenant shall have the option to deposit with Landlord a letter of credit (the "Letter of Credit") in an amount equal to the Security Deposit, which Letter of Credit shall thereupon constitute the Security Deposit. The Letter of Credit shall be maintained throughout the remainder of the Term. Any Letter of Credit delivered to Landlord by Tenant shall be an unconditional, irrevocable letter of credit in a form and from a financial institution located in the Washington, D.C. metropolitan area, capable of being drawn upon at any of the such issuer's offices in the Washington, D.C. metropolitan area, and acceptable to Landlord in its sole discretion; provided, however, that the initial issuer of the Letter of Credit may be Comerica Bank of California ("Comerica") if the Letter of Credit is capable of being drawn upon in any of Comerica=s offices in California. Said Letter of Credit shall provide that it shall expire on the thirtieth (30th) day following the date of expiration of the Term of this Lease. At Tenant's option, said Letter of Credit shall have a term equal to the period expiring on the first anniversary of the date of issuance thereof, in which event Tenant covenants that a renewal of said Letter of Credit shall be delivered to Landlord by that date which is thirty (30) days prior to the expiration date thereof, and thereafter a renewal of the Letter of Credit shall be delivered to Landlord by Tenant by that date which is thirty (30) days prior to each succeeding anniversary of the original expiration date of the Letter of Credit. If Tenant fails to so renew and deliver said Letter of Credit to Landlord by the thirtieth
(30th) day preceding each said expiration date, such failure shall constitute a Default hereunder (as to which no cure period shall be applicable) and Landlord may draw upon the Letter of Credit then in effect without the necessity of any other monetary or other default hereunder by Tenant, in which event the proceeds thereof shall be held by Landlord. Said Letter of Credit shall provide that Landlord shall be permitted to draw on same on multiple occasions following the occurrence of a Default by Tenant under this Lease; provided, however, that in the event that said Letter of Credit would expire during the pendency of any litigation to resolve whether such Default has occurred, Landlord may draw upon said Letter of Credit prior to the expiration thereof. In the event that Landlord draws upon the Letter of Credit after a Default by Tenant as aforesaid, Landlord shall use, apply or retain all or any portion of the proceeds thereof for (1) the payment of any Rent or any other sums as to which Tenant is in default, (2) the payment of any amount which Landlord may spend or become obligated to spend to repair damage to the Premises or the Building for which repairs Tenant is liable hereunder, or (3) compensation to Landlord for any losses which Landlord is entitled to recover hereunder by reason of Tenant's Default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises and all associated reasonable legal fees. In the event that the Letter of Credit is drawn upon by Landlord for failure of Tenant to renew said Letter of Credit as aforesaid, the proceeds thereof shall be held by Landlord in accordance with the provisions respecting the Security Deposit under this
Section 35, and, in such event, within thirty (30) days after the expiration of the Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return such proceeds to Tenant, less such portion thereof as Landlord may be entitled hereunder to apply to satisfy any Default by Tenant hereunder. In the event that Tenant is in default upon the expiration of the Term and Landlord does not use all of the Security Deposit to cure such default, then, after such default has been cured, Landlord shall return any unused balance of the Security Deposit to Tenant. The use, application or retention of the proceeds of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, and shall not limit any recovery to which Landlord may otherwise be entitled. In the event of the sale or transfer of Landlord's interest in the Building or the Land, Landlord shall transfer the proceeds of the Letter of Credit to the purchaser or transferee, in which event Tenant shall look only to the purchaser or transferee for the return of the proceeds of the Letter of Credit, and Landlord shall be released from all liability to Tenant for the return of such proceeds.

     B. Transferability: In the event of a sale or transfer of Landlord's interest in the Building or of the interest of any successor or assign of Landlord, Landlord (or such successor or assign) shall have the right to transfer the Security Deposit to any vendee or transferee and shall thereupon be released automatically from any liability therefor. Tenant shall look solely to the transferee for the return of the Security Deposit. No Mortgagee or purchaser of any or all of the Building at any foreclosure proceeding shall (regardless of whether the Lease is at the time subordinated to the lien of said Mortgage) be liable to Tenant or any other person for any of such Security Deposit, or any other payment made by Tenant hereunder, unless Landlord has actually delivered said deposit or other such sum to such Mortgagee or purchaser. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no liability to the assignor with respect to the return of the Security Deposit.

36.  HAZARDOUS MATERIALS.

     A. Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     B. General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in under or about the Premises, the Building, or the Land (hereinafter referred to collectively as the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees; provided, however, that such prohibition shall not apply to fuel for Tenant's generators, batteries and customary office and cleaning supplies, so long as all of same are stored, used and disposed of in accordance with all applicable laws and governmental regulations. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, attorneys', consultants', and experts' fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.

     C. Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials; (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

     D. Survival. The respective rights and obligations of Landlord and Tenant under this Section 36 shall survive the expiration or earlier termination of this Lease.

37.  RELOCATION OF TENANT.  [Intentionally omitted].

38. MEMORANDUM OF LEASE. A Memorandum of Lease (i) referring to this Lease, including, but not limited to, the names of the parties, the description of the Land, the Term, a statement regarding the use of the Premises, and such other provisions hereof as Landlord and Tenant shall mutually approve, and (ii) in the form attached hereto and made a part hereof as Exhibit I, shall, at Tenant's or Landlord's request, be executed by Landlord and Tenant and recorded among the Land Records in the Circuit Court of Loudoun County, Virginia, in which case the party requesting such recordation shall pay all recordation fees, taxes and charges which are assessed by the recording official.

39. ANTENNA LICENSE. Subject to the terms of this Section 39, Landlord hereby grants to Tenant a license during the Term, provided that Tenant is not in default under this Lease: to install and operate a reasonable number of satellite dishes (solely for Tenant's business as conducted within the Premises, and not for any resale or other commercial purpose, except for use by Customers (as hereinafter defined in Paragraph 7 of Exhibit G hereto)), microwave antennae and other similar equipment in and on the Building in accordance with specifications and at locations approved by Landlord in writing in advance, in Landlord's sole discretion (all of the foregoing items being hereinafter collectively referred to as the "Equipment").

          The installation of the Equipment shall be performed only by contractors which are bonded, licensed, insured and reputable.

          In the event Tenant undertakes installation of any items of the Equipment, Tenant shall not be obligated to pay any fee or rental with respect to the use of the roof for the Equipment which is in addition to the Base Rent or the Additional Rent which is provided for in Section 5 hereof.

          This Section 39 shall be subject at all times to the following conditions (the failure of any of which shall be a material breach of this Section 39 by Tenant and shall give Landlord the right to terminate Tenant's access and use of the roof for said Equipment):

               (a) The Equipment shall be installed and at all times operated, maintained and repaired by Tenant, at Tenant's sole cost and expense. All penetrations into any of the Building surfaces shall be sealed so as to prevent any water leakage. Tenant shall not undertake or engage in any installation of the Equipment without first submitting to Landlord detailed working plans of all such installations and obtaining prior written approval of Landlord.

               (b) Throughout the period of such installation, and thereafter during any operation, maintenance or repair of the Equipment, Tenant shall install and utilize, at Tenant's sole expense, such screening supports, walk boards, and such other materials as may be required by Landlord to protect the Building or any part thereof, the Building generally, pedestrians, vehicles on adjacent roadways and any other property or owners of property adjacent to the Building.

               (c) The Equipment installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a good and workmanlike manner and in a manner which shall not impair the structure, value, rental value or rentability of, or detract from the appearance of, the Building or any part thereof.

          (d) The Equipment installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a manner which shall not cause a violation of any mortgage, deed of trust, ground lease or other financing instrument now existing or hereafter recorded with respect to the Building at any time after Landlord has provided Tenant with notice of the applicable provisions thereof, or any agreements or warranties with respect to the Building or any part thereof as are now or hereafter shall be held by or entered into by Landlord or Landlord's management agent. The provisions of this
Section 39(d) shall not apply to any mortgage, deed of trust, ground lease or financing instrument, the provisions of which would preclude Tenant from exercising its right to install Equipment pursuant to this Section 39.

          (e) The Equipment installed or operated by Tenant hereunder shall be installed, operated, maintained and repaired by Tenant in a manner which shall not interfere with or disturb any tenant or other occupant of the Park.

          (f) The Equipment shall not cause interference with any other equipment of any nature in, on or about the Building or the Park or any other equipment owned by any other person, irrespective of where located and irrespective of whether such person has any interest in the Park. In the event that the Equipment causes such interference, Tenant agrees it will take all steps necessary to correct and eliminate the interference consistent with appropriate government rules and regulations upon receipt of written notification of the interference. If Tenant does not commence to eliminate the interference within one (1) calendar day after receipt of notification, or if the interference is not in fact eliminated within two (2) business days of receipt of notification, Tenant will cease operation of the equipment causing such interference until such interference is cured.

          (g) Neither the Equipment nor Tenant shall unreasonably interfere with the use of the roof of the Building by Landlord. (h) Prior to the installation of the Equipment, Tenant shall obtain, and shall thereafter comply with and keep in force throughout the Term, all permits, licenses, inspections and other governmental requirements and authorizations required by all governmental authorities having jurisdiction over the Building, the Equipment, Tenant, or the business operations in which the Equipment shall be utilized.

          (i) The installation, operation, maintenance and repair of the Equipment shall be performed by Tenant in accordance with all applicable laws, regulations and other requirements of all federal and local governmental and quasi-governmental entities and authorities.

     Tenant acknowledges and agrees that Landlord has not made any representation, warranty or other statement to Tenant (and none is implied) regarding the feasibility of installing or operating the Equipment hereunder.

     Landlord agrees to permit Tenant reasonable, non-exclusive access to portions of the Building as necessary so as to facilitate the installation, operation, maintenance, repair, and removal of the Equipment in accordance with this Section 39.

40. OPTIONS TO EXTEND. Provided that Equinix, Inc., a Delaware corporation, or an Affiliate (as defined in Section 23.A. hereof) (said Equinix, Inc. or an Affiliate being hereinafter collectively referred to as "Equinix") (i) is not then in default in the payment of any Rent due under this Lease and is not then in Default in the performance of any of its other obligations under this Lease, and (ii) has not been in Default more than once during the immediately preceding two (2) years of the Term, in each case both at the time of exercise of the Renewal Option, as hereinafter defined, in question, and at the commencement of the Renewal Period, as hereinafter defined, in question, and is then in occupancy of the Premises at the time of exercise of the Renewal Option, as hereinafter defined, in question, and at the time of the commencement of the Renewal Period, as hereinafter defined, in question, Equinix shall have three
(3) successive options (the "Renewal Options") to extend the Term of the Lease, each for a successive additional five (5) year period (the "Renewal Periods") after the expiration of the initial Term. Each Renewal Option shall be exercisable only by written notice given by Equinix to Landlord not later than twelve (12) months, nor earlier than fifteen (15) months, prior to the expiration of the initial Term, or the Renewal Period then in effect, as the case may be. In the event that Equinix does not timely exercise a Renewal Option, said Renewal Option and all successive Renewal Options shall be null and void and of no further force or effect, time being of the essence in the exercise of each Renewal Option and it being acknowledged and agreed by Equinix that Landlord shall be entitled to rely on any failure by Equinix to give written notice of its exercise of its Renewal Option by the date set forth herein for such exercise thereof.

     All terms and conditions of this Lease shall be applicable during the Renewal Period except that the amount of Base Rent charged for each Renewal Period shall be the then "Prevailing Market Rent", which shall be the rent for comparable space in comparable buildings in Loudoun County, Virginia; provided, however, that in no event shall the Prevailing Market Rent determined as aforesaid be deemed to be less than the Base Rent payable under this Lease during the Lease Year immediately preceding the first Lease Year of the Renewal Period. If within thirty (30) days following delivery of Equinix's notice, Landlord and Equinix have not mutually agreed on the Prevailing Market Rent for the Renewal Period in question, then within ten (10) days after the expiration of such thirty-day period, each party shall give written notice to the other setting forth the name and address of a Broker (as hereinafter defined) selected by such party who has agreed to act in such capacity, to determine the Prevailing Market Rent. If either party shall fail to select a Broker as aforesaid, the Prevailing Market Rent shall be determined by the Broker selected by the other party. Each Broker shall thereupon independently make his determination of the Prevailing Market Rent within twenty (20) days after the appointment of the second Broker. If the two Brokers' determinations are not the same, but the higher of such two values is not more than one hundred five percent (105%) of the lower of them, then the Prevailing Market Rent shall be deemed to be the average of the two values. If the higher of such two values is more than one hundred five percent (105%) of the lower of them, then the two Brokers shall jointly appoint a third Broker within ten (10) days after the second of the two determinations described above has been rendered. The third Broker shall independently make his determination of the Prevailing Market Rent within twenty (20) days after his appointment. The highest and the lowest determinations of value among the three Brokers shall be disregarded and the remaining determination shall be deemed to be the Prevailing Market Rent. Within thirty (30) days after the Prevailing Market Rent is determined as aforesaid, the parties shall execute an amendment to this Lease setting forth the new Rent to be paid for the Renewal Period.

     For the purposes of this Section 40, "Broker" shall mean a real estate broker licensed in the Commonwealth of Virginia, who has been regularly engaged in such capacity in the business of commercial leasing in Loudoun County, Virginia for at least ten (10) years immediately preceding such person's appointment hereunder. Each party shall pay for the cost of its Broker and one-half of the cost of the third Broker.

41.  CROSS-DEFAULT.

     Landlord and Tenant acknowledge that they are the landlord and tenant, respectively, under (i) that certain Deed of Lease dated December 15, 1999 (the "Building F Lease") for space in the building located at [*], Ashburn, Virginia,
                                                          -
and (ii) that certain Deed of Lease dated November 18, 1998 (the "Building C Lease") for space in the building located at [*], Ashburn, Virginia(the Building
                                              -
F Lease and the Building C Lease being hereinafter collectively referred to as the "Other Leases"). In the event that any default occurs under either of the Other Leases, such default shall constitute a default under this Lease, without the necessity of providing any separate notice hereunder or thereunder, and if one, the other or both, of the Other Leases shall be terminated as a result of such a default by Tenant thereunder, this Lease shall be terminated upon written notice by Landlord to Tenant, whereupon this Lease shall end and all rights of Tenant (but not the liability of Tenant) hereunder shall expire and terminate.



_____________________
    *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease under seal as of the day and year first above written.


WITNESS:                               LANDLORD:

                                       TRIZECHAHN [*] LLC, a Delaware limited
                                       liability company


By:  /s/  signature illegible          By: /s/ Paul L. Schulman
    ________________________________      _____________________________________

                                       Name: Paul L. Schulman
                                            _______________________________


                                       Its: Assistant Secretary
                                           ____________________________________

ATTEST:                                TENANT:

[Corporate Seal]                       EQUINIX, INC., a Delaware corporation


By: /s/ Albert M. Avery                By: /s/ Philip J. Koen
   _________________________________      _____________________________________

Name: Albert M. Avery                  Name: Philip J. Koen
     _______________________________        ___________________________________

Its: COO and President                 Its: Chief Financial Officer
    ________________________________       ____________________________________


_____________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      J-1